UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 23, 2010 (December 21, 2010)

MULTIPLAYER ONLINE DRAGON INC.
(Exact name of registrant as specified in its charter)

Commission File Number:   000-54030

NEVADA
(State or other jurisdiction of incorporation or organization)

12F, World Trade Centre
No. 25 Tongxing Street
Zhongshan District
Dalian, China   116001
(Address of principal executive offices, including zip code.)

011-86-411-3966-9257
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01            ENTREY INTO A MATERIAL DEFINITIVE AGREEMENT.

We have entered into a definitive agreement dated effective December 21, 2010, with Webprizm.com (a Nevada Company) and the Brenner Family Holding Corp., located in Vienna, Austria, pursuant to which we will associate with Webprizm.Com, a Nevada corporation (“Webprizm”) and create a joint venture for the purpose of  developing computer software programs and related intellectual property owned by Webprim.  In addition were granted an option to purchase all of the issued and outstanding shares of common stock of Webprizm in exchange for a number of shares of our common stock that will result in the Webprizm shareholders owning 51% of our outstanding shares of common stock.   In the alternative, we have the right to acquire all of the assets of Webprizm in consideration of issuing to Webprizm a number of shares of our common stock that will equal 51% of our total outstanding shares after the asset acquisition is completed.  The foregoing is subject to our contribution of $10,000,000.00 in research and development expenses to the Webprizm computer software programs and related intellectual property.

ITEM 3.02            UNREGISTERED SALES OF EQUITY SECURITIES.

On December 21, 2010 we completed a private placement of 1,000,000 restricted shares of our common stock to non-US persons at an offering price of $0.50.  The private placement was made without the use of any broker-dealers or underwriters.  The sales were made pursuant to Regulation S of the Securities Act of 1933 in that all the sales were made outside the United States to non-US persons

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 21, 2010, Yuan Kun Deng resigned as our president and chief executive officer. Mr. Deng became our chairman of the board of directors.  Mr. Deng was replaced as president and chief executieve officer by Walter Brenner.  Also, Andrew Rybacha was appointed to our board of directors and as our chief technology officer. The following is a summary of the credentials for the new members of the Board of Directors:

Walter Brenner is an independent business consultant and technology entrepreneur for the past 12 years. Mr. Brenner graduated from York University’s Osgoode Hall Law School with a Bachelor of Laws degree. Since 1993, Mr. Brenner has been a director and senior officer of Hellix Ventures Inc. a British Columbia and Alberta reporting issuer listed on the TSX Venture Exchange. Hellix is listed as a mining company and also has producing petroleum properties. Mr. Brenner is also founder of Abington Ventures Inc. and has been its president and director of since 1999. Abington is a British Columbia and Alberta reporting issuer listed on the TSX Venture Exchange as a mining company.

Andrew Rybacha holds a master degree in Electronics Engineering, C/C++ programming, embedding systems programming and internet technologies. In addition Mr. Rybacha brings 15 years experience as a lead project manager.

ITEM 7.01            REGULATION FD DISCLOSURE.

On December __, 2010, we announced that we executed a definitive agreement dated effective December 21, 2010, with Webprizm.com (a Nevada Company), pursuant to which we will associate with Webprizm.Com, a Nevada corporation (“Webprizm”) and create a joint venture for the purpose of  developing computer software programs and related intellectual property owned by Webprim.  In addition were granted an option to purchase all of the issued and outstanding shares of common stock of Webprizm in exchange for a number of shares of our common stock that would result in the Webprizm shareholders owning 51% of our outstanding shares of common stock.  In the alternative, we have the right to acquire all of the assets of Webprizm in consideration of issuing to Webprizm a number of shares of our common stock that will equal 51% of our total outstanding shares after the asset acquisition is completed.

ITEM 9.01	EXHIBITS

Exhibit	Document Description

10.1	Agreement with Webprizm.com.
99.1	Press release dated December __, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 23rd day of December, 2010.

MULTIPLAYER ONLINE DRAGON INC.
(the “Registrant”)

BY:	WALTER BRENNER
Walter Brenner
President and Chief Executive Officer